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                                                                   EXHIBIT 10.28

CLARK MATERIAL HANDLING COMPANY
DEALER SALES AGREEMENT


THIS DEALER SALES AGREEMENT is effective the - day of , 199__, by and between CLARK MATERIAL HANDLING COMPANY, a Kentucky corporation, with offices at 749 West Short Street, Lexington, Kentucky 40508 (hereinafter called "CLARK"), and ______________________________________ a(n) _______ corporation with its primary place of business at __________________________________ (hereinatter called
"DEALER").

IN CONSIDERATON OF the mutual promises herein contained, the parties agree as follows:

1. APPOINTMENT. CLARK hereby appoints DEALER a non-exclusive authorized DEALER only for those PRODUCTS manufactured or distributed by CLARK identified below, including accessories and attachments therefor (PRODUCTS), and for service and replacement PARTS offered for sale by CLARK for use on PRODUCTS identified below
(PARTS) :

Industrial Truck Association (ITA) Classes: All Classes

Other:   None

Other:   None

To the extent that DEALER is an authorized DEALER for the PRODUCTS and/or PARTS identified above, DEALER will purchase and maintain at all times a sufficient quantity and variety of PRODUCTS on hand for demonstration purposes.

2.       AREA OF PRIMARY RESPONSIBILITY. DEALER's area of primary responsibility
(APR) is:

         In the STATE OF   the counties of   , _____, ,
         _____, _____,     ,and ______.

DEALER acknowledges and agrees that the APR granted herein is granted only for the term of this Agreement and that DEALER acquires no vested right to this APR with respect to its being a DEALER of CLARK in the future. DEALER also acknowledges CLARK's right to appoint another dealer or dealers in the APR.

3. TERM. The term of this Agreement shall commence on the date set forth above and unless sooner terminated as provided in this Agreement shall expire April 1, 1997,

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without notice or action by either party. CLARK shall give DEALER not less than ninety (90) days' notice that its Agreement will not be renewed. In the event this Agreement is not renewed or extended and CLARK has not given DEALER such notice at least ninety (90) days prior to the expiration date, the Agreement shall remain in effect for a period of ninety (90) days from the date CLARK actually gives DEALER notice that its Agreement will not be renewed, unless sooner terminated as provided in this Agreement.

4. SALES PERFORMANCE. DEALER will use its best efforts to promote the sale and rental of and sell and rent PRODUCTS and PARTS and will maintain a level of sales and rentals of PRODUCTS and sales of PARTS satisfactory to CLARK. In determining whether DEALER's level of sales has been satisfactory during any period, CLARK will consider DEALER's performance in meeting DEALER's volume and market penetration goals for sales and rentals of PRODUCTS and sales of PARTS in DEALER's APR as established from time-to-time jointly by DEALER and CLARK including those goals set forth in DEALER's annual DEALER MARKETING PLAN, the trend of DEALER's performance in the APR over a reasonable period of time, DEALER's actions with respect to improvements in his operations, organization or facilities, and such other factors which, in CLARK's reasonable opinion, may be appropriate under the circumstances. DEALER will maintain a suitable place of business, and an adequate stock of PRODUCTS and PARTS and solicit all actual and potential customers in the APR regularly and frequently.

5.       SERVICE.

5.1 DEALER will promptly and courteously render high quality repair and maintenance service at reasonable prices to users of new and used PRODUCTS, regardless of where or by whom sold. DEALER shall not establish any business locations for the sale, rental or service of PRODUCTS, other than those existing at the date of this Agreement, or change business locations, without the prior

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written consent of CLARK

5.2 For all new PRODUCTS sold or rented by DEALER regardless of the place of delivery or location of the PRODUCTS, DEALER will provide installation service as recommended by CLARK, will fulfill its own warranty obligations, and will provide warranty service under the standard CLARK warranties applicable thereto and said warranties may be modified or changed by CLARK from time-to-time. DEALER may arrange to have another CLARK dealer perform DEALER's installation service and warranty obligation on new PRODUCTS delivered or located outside DEALER's APR and agree with such CLARK dealer on terms and compensation. Any such arrangement, however, shall not relieve DEALER of its responsibility to perform such installation service and warranty obligations.

5.3 DEALER will keep its service building clean, well lighted and in good repair and will provide the latest types of tools recommended by CLARK and facilities for servicing and repairing PRODUCTS. DEALER will also provide properly equipped trucks and trailers to enable DEALER to perform routine service and repair of PRODUCTS at its customers' places of business and to transport customers' PRODUCTS to and from DEALER's service facility for major repairs and overhauls.

5.4 DEALER will perform special policy adjustments and field campaign adjustments requested by CLARK for all PRODUCTS in DEALER's APR regardless of where or by whom sold and will cooperate fully with CLARK in identifying and notifying owners of PRODUCTS subject to such adjustments.

5.5 DEALER will receive, investigate and handle all complaints received from owners of PRODUCTS with a view to securing and maintaining the confidence of customers in DEALER, CLARK and CLARK PRODUCTS. DEALER will immediately notify CLARK of all warranty claims which DEALER cannot resolve promptly.

5.6 If DEALER fails to comply, or fails to cause any dealer with whom it has an agreement to comply, with the provision of this Section 5, CLARK, in addition to its other rights under this AGREEMENT, reserves the right, at its sole discretion, to perform or cause to be performed the obligations of DEALER or such other dealer thereunder and DEALER agrees to reimburse CLARK for all costs and expenses incurred by CLARK in connection therewith. If the particular situation and circumstances permit, CLARK will notify DEALER in advance that CLARK

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intends to exercise its rights under this section.

5.7 For performing warranty service under the standard CLARK warranties and such other warranties as CLARK may offer from time-to-time and special policy and field campaign adjustments CLARK will (1) provide DEALER with the necessary parts or, at CLARK's option, pay or credit DEALER for the then current DEALER price of such parts plus a reasonable handling fee in accordance with CLARK's published rate in effect from time-to-time, and (2) pay or credit DEALER for DEALER's work in performing such warranty service and adjustments in accordance with CLARK's Warranty Rate Incentive Program as in effect from time-to-time, or, if such program is terminated, a fair and equitable amount established by CLARK, which amount shall take into consideration the prevailing labor rates in DEALER's area for comparable work, DEALER's established public rates, competitors' rates, and other relevant factors. To the extent that the customer is required to pay for any such adjustments CLARK may reduce the compensation specified in this section.

5.8 There are no warranties, express or implied, except as provided in this section. THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE BY CLARK TO DEALER ON PRODUCTS OR PARTS, EXCEPT THE STANDARD CLARK WARRANTIES APPLICABLE THERETO AND SAID WARRANTIES MAY BE MODIFIED OR CHANGED BY CLARK FROM TIME-TO-TIME. IN NO EVENT SHALL CLARK BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER FOR BREACH OF THE STANDARD CLARK WARRANTIES AND SUCH OTHER WARRANTIES AS CLARK MAY OFFER FROM TIME-TO-TIME. ANY ACTION FOR AN ALLEGED BREACH OF THE STANDARD CLARK WARRANTIES OR SUCH OTHER WARRANTIES AS CLARK MAY OFFER FROM TIME-TO-TIME IN RESPECT OF PRODUCTS OR PARTS MUST BE COMMENCED WITHIN ONE (1) YEAR AFTER THE CAUSE OF ACTION ACCRUED OR SUCH BREACH SHALL BE DEEMED WAIVED AND BARRED.

6. INVENTORY OF PRODUCTS. Dealer will at all times maintain an inventory of PRODUCTS in quantity and variety as is reasonably necessary to enable DEALER to fulfill its responsibility to promote the sale and rental of PRODUCTS throughout the APR, and at least in quantities and varieties necessary to meet CLARK's published guidelines which are in effect from time-to-time.

7.       PARTS.

7.1 DEALER will at all times maintain an inventory of PARTS in such quantity and

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variety as is reasonably necessary to enable DEALER to fulfill its responsibility to provide prompt service and availability of PARTS to all customers in the APR in accordance with policies established by CLARK from time-to-time. DEALER and CLARK will review periodically the size of DEALER's inventory of PARTS in relation to its sales and turnover of PARTS and the population of PRODUCTS in the APR. DEALER will comply with all reasonable recommendations made by CLARK from time-to-time with respect to the optimum quantity and variety of DEALER's inventory of PARTS.

7.2 DEALER agrees to carry on its business transactions with its customers by supplying PARTS from DEALER's stock and agrees not to order PARTS from the factory for direct shipment to DEALER's customers except in non-repetitive emergency situations, subject to the following conditions: Requests for direct shipment of PARTS to DEALER's customers shall be limited to customers in DEALER's APR (excluding U.S. Government or any agencies thereof) who have equipment out of service or threatened with immediate breakdown. The prices for any such direct shipments shall be subject to additional charges as established by CLARK from time-to-time.

7.3 DEALER shall not return nor instruct a customer to return PRODUCTS or PARTS to the factory without prior authorization in writing and shipping instructions from CLARK. In the event that such authorization is given by CLARK and the PRODUCTS or PARTS are returned to the factory, CLARK may charge DEALER for refinishing and restocking, but not less than ten percent (10%) of CLARK's net price of the returned PRODUCTS or PARTS to CLARK's costs, except that if such returned PRODUCTS or PARTS were defective when originally shipped by CLARK or were originally shipped by CLARK in error, there will be no refinishing or restocking charge.

8. SALES BY CLARK. CLARK may sell, rent, lease, loan, license or give PRODUCTS or PARTS or provide service, directly or indirectly, to anyone at any time without incurring any liability to DEALER for payment of commission or other remuneration. CLARK may, at its sole discretion, compensate DEALER for sales assistance rendered by DEALER and requested by CLARK. If requested to do so by CLARK, DEALER will render to customers acquiring PRODUCTS from CLARK for use in DEALER's APR,

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those services enumerated in Section 5 hereof, and CLARK will compensate DEALER for the performance of such requested services.

9. DELIVERY. Delivery to DEALER shall be for CLARK's plant or warehouse or such other point of origin as CLARK shall designate. CLARK shall not be liable for loss or damage in transit. Claims for shortages to shipments shall be made against carrier by DEALER. Claims for shortages not attributable to the carrier must be made by DEALER against CLARK within ten (10) days after arrival of shipment at the consigned destination. If CLARK makes deliveries by its own trucks, CLARK's liability for loss or damage in transit, if any, shall be that of a carrier. CLARK will use commercially reasonable efforts to timely provide DEALER with such quantities and models of PRODUCTS and PARTS to enable DEALER to fulfill its goals under the DEALER's Annual Marketing Plan, consistent with market conditions and the competitive situation. Shipping and delivery dates are estimated, and CLARK shall not be liable for any loss or damage due to delay in manufacture or delivery resulting from any cause beyond its reasonable control including, but not limited to, compliance with regulations, orders or instructions of any federal, state or municipal government or any department or agent thereof, acts of God, acts or omissions of DEALER, acts of civil or military authority, fires, strikes, factory shutdowns or alterations, embargoes, war, riot, delays in transportation, or inability to obtain necessary labor, manufacturing facilities or materials from CLARK's usual sources, and any delays resulting from any such cause shall extend delivery correspondingly. IN NO EVENT SHALL CLARK BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES DUE TO ANY CAUSE.

10.      PRICES AND TERMS.

10.1 The sale by CLARK to DEALER of PRODUCTS and PARTS shall be subject to the provisions of this Agreement and, except as otherwise provided herein, subject to CLARK's standard terms and conditions of sale in effect at the time of acceptance of the order. Any provisions of any purchase order placed by DEALER which is inconsistent with or in addition to such standard terms and conditions shall be null and void unless expressly accepted by CLARK in writing.

10.2 The prices of PRODUCTS and PARTS sold to DEALER by CLARK shall be determined from CLARK's list prices in effect at the time of delivery by CLARK

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of DEALER's order, less applicable DEALER's discount then being offered to
DEALER by CLARK, and subject to CLARK's usual additional charges for special engineering, packaging, handling, delivery and transportation including those necessitated by warehousing of PARTS other than in CLARK's factory or distribution warehouse (which prices, discounts and additional charges are subject to change by CLARK without notice) plus such sums as are equivalent to or in reimbursement for any taxes paid by CLARK or which CLARK is obligated to pay to any taxing authority, upon the manufacture, transport, use or sale of such PRODUCTS and PARTS.

10.3 All orders of DEALER for PRODUCTS and PARTS are subject to acceptance by CLARK and shall be subject to such reasonable allocation as, in the sole judgment of CLARK may be necessary or equitable in the event of any shortages of PRODUCTS or PARTS at any time.

10.4 If DEALER cancels or changes any order for PRODUCTS or PARTS, DEALER will pay CLARK such charge as is provided for in CLARK's generally announced policies as in effect at the time of such cancellation or change.

11. RELATIONSHIP OF PARTIES. The relationship between CLARK and DEALER is that of buyer and seller. All sales by DEALER of PRODUCTS and PARTS are to be made in DEALER's name and not in the name of CLARK. Neither CLARK nor DEALER is in any way the legal representative or agent of the other for any purpose whatsoever and neither has any right or authority to assume or create in writing or otherwise any obligation of any kind, expressed or implied, on behalf of the other, it being intended that DEALER will be and remain an independent contractor.

12. ADVERTISING. CLARK reserves the right to require DEALER to submit to CLARK all or any advertising copy concerning CLARK PRODUCTS or PARTS and all proposed publications or listing of CLARK's names, trademarks or tradenames.

13.      TRADEMARKS AND SERVICE MARKS.

13.1 During the term of this Agreement (and during such term only), DEALER will indicate on its letterhead, on signs, on service trucks, and in connection with its use of any other methods of identifying itself to the public, that DEALER is an authorized dealer in CLARK PRODUCTS and PARTS in its APR, all in

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accordance with policies established by CLARK from time-to-time. In furtherance thereof, DEALER will display at least one CLARK identification sign as recommended by CLARK and will adhere to the color schemes recommended by CLARK on CLARK PRODUCTS unless a different color scheme is requested by DEALER's customers. All use of CLARK trademarks, service marks and tradenames shall be in a manner satisfactory to CLARK and the form of the trademarks, service marks and tradenames shall be as used by CLARK or as approved by CLARK.

13.2 DEALER will not use any of the trademarks, service marks or tradenames of CLARK or any affiliates of CLARK in DEALER's company name or in any divisional or other name which DEALER's business is conducted, or in the name of any subsidiary, unless prior written authorization has been received from CLARK for such use of such name in a separate written agreement of the parties.

13.3 DEALER is not authorized to use any of CLARK's trademarks, service marks or tradenames, now or hereafter owned, controlled or licensed by CLARK, outside DEALER's APR or at business locations other than those existing at the date of this Agreement: (1) On salesrooms, service facilities or vehicles; or
(2) on letterheads, signs or other advertising or promotional materials indicating a salesroom or service facility outside such area or location; or
(3) as a part of DEALER's trade style or corporate name on salesrooms or service facilities. DEALER is not authorized to use any of CLARK's trademarks, service marks or

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tradenames, flow or hereafter owned by CLARK, in connection with any business other than its CLARK business.

13.4 DEALER shall not adopt or use in its business in respect of its own products or the products of others of which DEALER may be a dealer or vendor, any trademark or service mark which is or may be confusingly similar to or likely to cause confusion with any CLARK trademark or service mark. DEALER agrees that whenever its attention is called by CLARK to any confusion or risk of confusion, it will accept any reasonable suggestion which may be made by CLARK for avoiding such confusion or risk of confusion.

13.5 CLARK shall defend, or in its sole discretion, effect settlement of a litigation or claim brought against DEALER which is based on a contention that any CLARK trademark infringes any trademark owned by the claimant. DEALER shall promptly notify CLARK, in writing, of any such claims or the commencement of any such litigation and shall give CLARK all necessary authority, information and assistance required for the defense or settlement of such claim or litigation. If DEALER complies with these obligations, CLARK shall pay any judgment and any costs awarded against DEALER in any such litigation, as well as reasonable attorney's fees incurred by DEALER independently of those incurred by CLARK to defend the action. The foregoing states the entire liability of CLARK for tradenaark infringement.

14. DEALER CONSENT TO CLARK OBTAINING AND GIVING DEALER INFORMATION. DEALER hereby consents to CLARK's requests for and receipts of financial and customer information with respect to DEALER and DEALER's customers from any provider to CLARK of floor plan financing and CLARK supplying to any provider of floor plan financing DEALER sales performance information in the custody of CLARK.

15. REPORTS. DEALER agrees to furnish CLARK reports indicating the PRODUCTS and PARTS bought, owned and sold by DEALER. DEALER also agrees to furnish CLARK, semi-annually, in a format prescribed by CLARK, complete and accurate financial and operating statements covering the preceding six-month period. Reports shall be furnished by DEALER to CLARK at such ties on such forms as CLARK may reasonably prescribe. CLARK shall have the right, at all reasonable times and during regular business hours, to inspect DEALER's facilities and to examine and audit all records, accounts and supporting data relating to the sale and sales reporting of CLARK

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PRODUCTS and PARTS. CLARK agrees to provide DEALER with at least three (3) days'
prior notice of CLARK's intention to conduct such audit or inspection.

16. TRAINING. The principal operating officer of DEALER, at CLARK's request, shall visit the naanufacturing or assembly plants or executive offices of CLARK one (1) time each year at DEALER's expense. If CLARK requests additional visits by such officer, the expense of the additional visits will be paid by CLARK. DEALER will participate in the training programs and courses offered by CLARK by sending DEALER's employees at DEALER's expense to such programs and courses at reasonable intervals until all personnel have received the training that is offered by CLARK and which is appropriate to their duties, and will periodically send such personnel to refresher courses. DEALER will establish such training programs and schools for DEALER's employees as may be reasonably recommended by CLARK. DEALER will subscribe to and participate in the CLARK video training program. CLARK will provide product training assistance and materials which CLARK determines to be necessary for DEALER's sales and technical service functions. Expenses for such assistance and materials, if any, shall be as determined by CLARK from time-to-time.

17. TELECOMMUNICATIONS NETWORK. DEALER will subscribe to the CLARK Telecommunications Network and will comply with CLARK's policies with respect to use of the Network. All messages received by CLARK or its affiliates over such Network which indicate DEALER as originator shall be equivalent to and have the same force and effect as a written communication signed by DEALER, and any transcription of such message from the punched tape shall constitute original evidence of such message. Use of the CLARK Telecommunications Network by DEALER is limited to DEALER's CLARK business.

18. ENGINEERING APPROVAL. DEALER will not make modifications to PRODUCTS or PARTS and will not apply and use attachments, accessories, parts or batteries on PRODUCTS unless such modifications, applications or use have been given engineering approval in writing by CLARK. Any modification, application or use which has been approved will be made only in accordance with instructions from CLARK DEALER shall not, without prior approval by CLARK, remove from PRODUCTS or

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PARTS any identifying marks, labels, tags or other identifying symbols or legends placed thereon by CLARK. DEALER will defend and save CLARK harmless from claims of any kind, including but not limited to injuries to persons or damage to property, arising from modifications, applications or uses which are not so authorized or which are made other than as instructed by CLARK.

19. SUBDEALERS. DEALER will not appoint subdealers or subdistributors for sales, service or rental of CLARK PRODUCTS or PARTS or for any other activities normally performed by a dealer of CLARK without CLARK's prior approval in writing, which shall not be unreasonably withheld.

20. PATENT INDEMNIFICATION. CLARK shall defend, or in its sole discretion, effect settlement of any litigation or claim brought against DEALER which is based on a contention that any of the CLARK PRODUCTS furnished hereunder infringe any U.S. patent owned by the claimant. DEALER shall promptly notify CLARK, in writing, of any such claims or the commencement of any such litigation and shall give CLARK all necessary authority, information and assistance required for the defense or settlement of such claim or litigation. If DEALER complies with these obligations, CLARK shall pay any judgment and any costs awarded against DEALER in any such litigation, as well as reasonable attorney's fees incurred by DEALER independently of those incurred by CLARK to defend the action. The foregoing states the entire liability of CLARK for patent infringement. CLARK shall have no liability to DEALER under this Section 20 if any patent Infringement or claim thereof is based upon the use or modification of PRODUCTS delivered hereunder in connection or in combination with equipment, devices or software not delivered by CLARK or use of any such PRODUCTS in a manner for which they were not designed. DEALER shall indemnify and hold harmless CLARK from any loss, cost or expense suffered or incurred in connection with any claim, Suit or proceeding brought against CLARK so far as it is based on a claim that the manufacture, sale or use of any PRODUCT delivered hereunder and modified, altered or combined with any equipment, device or software not supplied by CLARK hereunder constitutes such an infringement because of such modification,

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alteration or combination.

21. CONFIDENTIAL INFORMATION: DEALER may receive from CLARK from time-to-time information and materials of a secret or confidential nature relating to various facets of DEALER's business which may include parts information, computer programs, procedures and Systems, accounting data and records, customer lists, credit records, production and sales plans, projections in volume, pricing and discount practices, market studies, sources of supply, service information, engineering and technical documentation, special programs relating to sales, service, training, products and equipment and other confidential matters. DEALER agrees that any such information will be used only by DEALER or its employees for its business in CLARK PRODUCTS and PARTS and that DEALER will apply security measures and otherwise take all reasonable or necessary precautions to prevent disclosure of such information to unauthorized persons. In the event DEALER finds it necessary to disclose any such information to a customer, DEALER shall include in contracts with such customers a clause notifying such customers of CLARK's proprietary rights and requiring such customers to comply with the requirements of this Section 21. DEALER may be required to enter into additional agreements regarding the protection of certain information as a prerequisite to receiving the right to use that information. DEALER will return any such information and all copies thereof to CLARK promptly upon request by CLARK at any time.

Unless otherwise agreed in writing, DEALER's right to use any confidential information provided by CLARK pursuant to this or any subsequent agreement shall not extend beyond termination of this Agreement and upon such termination all copies of all confidential information shall be returned to CLARK. DEALER's obligation not to disclose any such information shall be a continuing obligation which survives termination of this Agreement and continues for so long as such information is proprietary information of CLARK or of any other party which obtains rights in such information, directly or indirectly, from CLARK.

22.

22.1 DEALER may terminate this Agreement at any time, with or without cause, after at least thirty (30) days prior written notice to CLARK of termination, sent by certified mail.

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22.2     CLARK may terminate this Agreement if DEALER does not develop the sales and/or rental of PRODUCTS and PARTS to the satisfaction of CLARK as required in
Section 4, by giving DEALER not less than one hundred twenty (120) days notice within which to cure such failure or condition. If such failure or condition is not cured within said period of one hundred twenty (120) days, CLARK may terminate this Agreement at any time thereafter upon sixty (60) days' notice to DEALER.

22.3 CLARK may terminate this Agreement for failure by DEALER to perform or adhere to any of the other promises given or obligations undertaken in this Agreement or in any other agreements between CLARK and DEALER including, but not limited to, confidentiality agreements, trademark agreements, Clark Master Parts Book Agreement and "On-Line" Agreement, by giving DEALER this (30) days' written notice within which to cure such default. If such defauit is not cured within said period of this (30) days, CLARK may terminate this Agreement at any time thereafter upon notice to DEALER. If said default is cured within said time period but thereafter repeated, CLARK may terminate this Agreement forthwith by notice.

22.4 CLARK may terminate this AGREEMENT immediately by delivering to DEALER or his representative written notice of such termination in the event of any of the foUowing:

a. Any transfer or assignment, or attempted transfer or assignment of this Agreement or any right or obligation hereunder or any sale, transfer, relinquishment, voluntary or involuntary, by operation of law or otherwise, of any interest in the direct or indirect ownership or active management of DEALER without the prior written approval of CLARK; or

b. Any dispute, disagreement, or controversy between or among principals, partners, managers, officers or stockholders of DEALER, or any loss of any principals, partners, general manager, or chief operating officer, through termination of employment or otherwise, which, in the opinion of CLARK, may adversely affect the business of DEALER or CLARK; or

c. The insolvency of DEALER; the filing of a petition in bankruptcy or for reorganization, whether voluntary or involuntary; the execution by DEALER of an assignment for the benefit of creditors; if a receiver is appointed for DEALER or its property; the conviction of DEALER or any principal officer or manager of DEALER of any crimes, which in the opinion of CLARK, may adversely affect the business of DEALER or CLARK; or

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d.       DEALER fails to carry on regular and continuous business operations for the sales of PRODUCTS and PARTS and the provision of service at the business location identified in the preamble to this Agreement; or

e. DEALER makes any material written or oral statements or representation which is false or otherwise misleading.

22.5 CLARK may terminate this AGREEMENT for failure of DEALER to pay any indebtedness to CLARK or its affiliates, successors or assigns within thirty
(30) days after such indebtedness becomes due, notwithstanding any prior forbearance, indulgence or waiver, or upon demand fails to account to CLARK or its affiliates, successors or assigns for the proceeds from the sale of goods for which DEALER is indebted to CLARK or its affiliates, Successors or assigns, by giving DEALER not less than ten (10) days' written notice within which to cure such default. If such default is not cured within said period of ten (10) days, CLARK may terminate this AGREEMENT at any time thereafter upon notice to DEALER. If such default is cured within said time period but thereafter repeated, CLARK may terminate this AGREEMENT forthwith by notice.

23.      RIGHTS AFTER TERMINATION.

23.1 In the event of termination of this Agreement, all obligations owed by DEALER to CLARK and its affiliates, successors or assigns, shall become immediately due and payable on the effective date of termination whether otherwise then due or not.

23.2 The acceptance of orders from DEALER or the continuous sale of PRODUCTS or PARTS to DEALER or any other act after termination shall not be construed as a renewal of this Agreement for any further term nor as a waiver of the termination.

23.3 Upon termination of this Agreement, CLARK shall repurchase at DEALER's cost (net of all floor plan and other charges and less any cash discount), and DEALER shall sell to CLARK all of DEALER's inventory of PRODUCTS not previously sold or rented by DEALER which are new and in good and usable condition, not obsolete, which are currently offered for sale by CLARK. CLARK shall have the option, but no obligation, to repurchase PARTS at the then current net price to DEALER and less cash discount, if any, provided such PARTS are in good

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and usable condition, not obsolete, which are currently offered for sale by
CLARK. There shall be deducted from the repurchase price of PARTS a charge to cover handling, freight, and restocking equal to ten percent (10%) of the basic repurchase price. To the extent that applicable law differs from this section, this section is deemed modified to the extent necessary to comply.

23.4 DEALER shall, within ten (10) days after the date of termination of this Agreement, furnish to CLARK a list of its inventory of PRODUCTS and PARTS which are to (or in the case of PARTS, may) be purchased by CLARK pursuant to
Section 23.3 hereof. The purchase provided for in this Section 23 shall be made within thirty (30) days after the receipt by CLARK of such list. DEALER shall carefully pack, box or crate in a safe and proper manner, at DEALER's expense, and promptly ship such PRODUCTS and PARTS in accordance with shipping instructions issued by CLARK to DEALER at CLARK's expense. CLARK shall bear the cost of shipment of PRODUCTS and DEALER shall bear the cost of shipment of PARTS and the cost of preparing the list of its inventory of PRODUCTS and PARTS. The PRODUCTS and PARTS so delivered shall be subject to inspection by CLARK and payment therefor shall be made or credited within fifteen (15) days of final acceptance by CLARK.

23.5 Upon termination of this AGREEMENT, CLARK shall repurchase from DEALER and DEALER shall sell to CLARK DEALER's product identification cards (all sets), complete CLARK customer sales files (including quote logs) for the previous twelve (12) months and in the event CLARK exercises its option to repurchase PARTS, inventory control and disbursement records of PARTS, for a price of One Thousand Dollars ($1,000.00). DEALER may retain one (1) copy of each of the items repurchased by CLARK.

23.6 CLARK shall have the right to withhold from the price of any PRODUCTS or PARTS repurchased pursuant to Section 23.3 a sum sufficient to discharge any liens, encumbrances, charges or claims against such assets and shall have the right to discharge such liens, encumbrances, charges or claims. DEALER shall execute any appropriate documentation and take any additional action reasonably requested by CLARK to transfer ownership of such PRODUCTS and PARTS free and clear of such liens, encumbrances, claims and charges.

23.7 Upon termination of this Agreement, DEALER shall immediately discontinue the use of all CLARK trademarks and trade names, including immediately removing from its salesrooms and service facilities, including buildings and vehicles, and from signs, letterheads, business cards, telephone directory advertising, and other advertising and promotional materials, all references to CLARK and CLARK trademarks and trade names and shall not thereafter use any deceptively similar name or trademark tending to give the impression that the relationship between CLARK and DEALER still exists. Furthermore, DEALER shall immediately return to CLARK, whether or not paid for by DEALER, at CLARK's expense, without charge, all materials supplied by CLARK, including without limitation, any and all CLARK customer lists, sales records, instruction books, circulars, Sales and Product Information Manuals, Dealer Information System Manuals, parts cross-reference manuals, sales aids such as audio visual media, interactive programming, computer assisted learning devices, all parts books, microfilm, cassettes, price books, microfiche, maintenance manuals, service bulletins, and other publications of CLARK and its affiliates relating to PRODUCTS and PARTS. DEALER may retain one (1) copy of each of CLARK's customer lists and sales records.

23.8 The termination of this AGREEMENT shall not release DEALER or CLARK from the payment of any sum then owing.

24. SET-OFFS. CLARK may, at any time, at its option, set off any amounts which DEALER may owe CLARK and its affiliates, successors or assigns, against any amounts which CLARK and its affiliates, successors or assigns, may owe to DEALER, whether arising out of this Agreement or otherwise.

25. CHANGES IN CLARK PRODUCTS. CLARK reserves the right at any time to change models, classifications of models, specifications or design, or add to or discontinue the manufacture or sales of any PRODUCT or product lines, without notice and without incurring any obligation to DEALER.

26. ASSIGNMENT. This Agreement may not be assigned or transferred by DEALER without the prior written consent of CLARK. Any merger, consolidation, transfer of assets, event or transaction resulting (by operation of law or otherwise) in a change of ownership or control of DEALER or DEALER's business shall be deemed to be an assignment for purposes of this Agreement. DEALER will not make or suffer to be made any change in the ownership or management of DEALER without the prior written approval of CLARK. Any attempted assignment or transfer without such written approval shall be null and void.

27. NOTICES. Any notices required or permitted under the terms of this Agreement, may be delivered in person to the party to whom the notice is being given and shall be in writing, or if the party is a corporation, to an officer thereof, or by mail, postage fully prepaid, in an envelope properly addressed to the party to whom notice is being given at the last known address given by such party to the other or commercial courier service, fully prepald, properly addressed to the party to whom notice is being given at the last known address given by such party to the other. Any such notice shall be considered to have been given when personally delivered, mailed or sent by commercial courier service in the manner herein above provided.

28. LAWS. This Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of the State of Kentucky, and if any provision or part hereof is prohibited or invalidated by applicable law, only such provision or part shall be ineffective without invalidating the remaining provisions or parts hereof provided that if the provision so prohibited or invalidated is deemed by either party to be essential to this Agreement, such party may terminate this Agreement by notice in writing to the other party.

29. NO WAIVER. Failure of either party at any time to require performance of any provision shall not affect the right to require full performance thereof at any time thereafter, and the waiver by either party of a breach of any such provision shall not constitute a waiver of any subsequent breach thereof or nullify the effectiveness of such provision.

30. VOLUNTARY ACCEPTANCE BY DEALER. DEALER acknowledges that the Agreement has been read in its entirety before its execution by DEALER and that DEALER understands the terms and voluntarily agrees to them.

31. SEVERABILITY. The invalidity or unenforceability of any of the provisions of this Agreement or the application thereof shall not affect or impair the validity or enforceability of any other provision herein. Any provision of this Agreement that otherwise is declared invalid or unenforceable because of contravention of any applicable law, statute or government regulation shall be deemed to be amended to the extent necessary to remove the cause of such invalidation or unenforceability, and such provision, as so amended, shall remain in full force and effect.

32. DAMAGES. Neither CLARK or any of its affiliates nor DEALER or any of its affiliates shall by reason of the termination or nonrenewal of this Agreement, be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments in connection with the business or good will of CLARK, of the dealer, or otherwise. IN NO EVENT SHALL CLARK OR DEALER BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER FOR BREACH OF THIS AGREEMENT, BREACH OF WARRANTY, NEGLIGENCE, TORT (INCLUDING STRICT LIABILITY),
OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR REVENUE; LOSS
OF USE OF EQUIPMENT OR ANY PART THEREOF OR SOFTWARE MATERIAL; COST OF CAPITAL; COST OF REPLACEMENT EQUIPMENT; OR CLAIMS RESULTING FROM CONTRACTS BETWEEN DEALER, ITS CUSTOMERS AND/OR SUPPLIERS.

33. ENTIRE AGREEMENT. This Agreement, including any and all exhibits attached hereto or referenced herein contain the entire and only agreement betwecn the parties respecting the sale to and the purchase and distribution by DEALER of said PRODUCTS and PARTS and any representations, terms or conditions in connection therewith not incorporated herein or therein shall not be binding upon either party. This Agreement wholly cancels, terminates, and supersedes any agreement heretofore entered into between the parties, or their successors or assigns, pertaining to said PRODUCTS and PARTS. No modification, renewal, extension, waiver or termination of this Agreement shall be valid unless made in writing and signed by a duly authorized representative of CLARK and a duly authorized representative of DEALER.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate by their duly authorized representatives effective as of the day and year first above written.

CLARK MATERIAL HANDLING COMPANY:
By:
Martin M. Dorio, Jr.
Title:

Date: ____________________________________
_______________________________________

SCHEDULE TO ITEM 10.28
-Dealer arrangements with each of the following entities:



a.       Clarklift South, Inc.
b.       W.D. Matthews Machinery Co.
c.       Clarklift Services, Inc.
d.       Brodie, Inc.
e.       A.R. Williams Materials Handling, Ltd.
f.       Midstate Equipment Companies
g.       Chicagoland Material Handling
h.       Clarklift of Atlanta, Inc.
i.       Maryland Clarklift Co.
j.       Alabama Clarklift, Inc.
k.       Clarklift of Buffalo, Inc.
l.       Lease Lift, Inc.
m.       Jefferds Corporation
n.       Clarklift of Cleveland, Inc.
o.       Midland Clarklift, Inc.
p.       Power-Lift Corporation
q.       Big River Equipment Co., Inc.
r.       Clarklift of Des Moines, Inc.
s.       Clarklift of El Paso, Inc.
t.       Black Equipment Co., Inc.
u.       Clarklift of Fort Worth, Inc.
v.       Portman Equipment Company
w.       Clarklift of Central Ohio
x.       Clarklift of Dalton, Inc.
y.       Colorado Clarklift, Inc.
z.       Clarklift of Detroit, Inc.
aa.      Erie IndustriaI Trucks, Inc.
ab.      Materials Handling Equipment Corp.
ac.      Gray Lift, Inc.
ad.      Inland Empire Equipment, Inc.
ae.      Modem Material Handling Equipment
af.      Allegheny High Lift, Inc.
ag.      Forklifts, Inc.

ah.      Southline Equipment Co.
ai.      Burke Handling Systems, Inc.
aj.      Lift Truck Sales & Service, Inc.
ak.      Clarklift of Detroit - West
al.      Industrial Truck Sales & Service, Inc.
am.      Piedmont Clarklift, Inc.
an.      Clarklift Pacific
ao.      Clarklift of Indiana
ap.      Clarklift of Jacksonville, Inc.
aq.      Cumberland Clarklift, Inc.
ar.      Hugg & Hall Equipment, Inc.
as.      Equipment Services, Inc.
at.      Cardinal Carryor, Inc.
au.      Clarklift Mttterial Handling, Inc.
av.      Lift Truck Specialist. Inc.
aw.      Clarklift of Minnesota, Inc.
ax.      Jefferds Corporation
ay.      Long Island Clarklift, Inc.
az.      Pacific Coast Clarklift
ba.      Western Clarklift & Supply, Inc.
bb.      Delta Materials Handling, Inc.
bc.      W.E. Johnson Equipment Co.
bd.      Mid-Hudson Clarklift, Inc.
be.      Clarklift of Mid Tennessee, Inc.
bf.      Clarklift of New York, Inc.
bg.      Summit Handling Systems, Inc.
bh.      Sooner Lift, Inc.
bi.      Clarklift of Orlando, Inc.
bj.      Industrial Material Handling Systems, Inc.
bk.      Norlift of Oregon, Inc.
bl.      Industrial Lift Truck Co.
bm.      Atlantic Lift Systems, Inc.
bn.      East Bay Clarklift, Inc.
bo.      Midlands Rental & Machinery
bp.      Common Equipment Co.
bq.      Naumann/Hobbs Material Handling, Inc.
br.      Richmond Clarklift Co.
bs.      Homestead Materials Handling Co.
bt.      Material Handling Services, Inc.
bu.      Lift Parts Atlantic, Ltd.
bv.      Southwest Lift Trucks Co.
bw.      Clarklift of San Diego, Inc.
bx.      Clarklift of Savannah, Inc.
by.      Louisiana Lift and Equipment, Inc.
bz.      Clarklift-Team Power
ca.      Forklifts of St. Louis, Inc.
cb.      Inland Empire Equipment, Inc.
cc.      Moore Material Handling Group
cd.      Clarklift of Washington/AIaska, Inc.
ce.      Materials Handling Equipment Corp.
cf.      Industrial Lift Inc.
cg.      United Machinery & Supply Co., Inc.
ch.      Thompson & Johnson Equipment Co., Inc.
ci.      Clarklift Canada
cj.      Williams Machinery, Ltd.
ck.      Potomac Industrial Trucks, Inc.
cl.      CLD Handling Systems
cm.      Norlift, Inc.
cn.      Gray Lift, Inc.
co.      Florida Lift Systems
cp.      Southern Material Handling Company
cq.      Equipment Depot, Inc.
cr.      Lift Truck Center, Inc.
cs.      Mid Columbia Forklift, Inc.
ct.      Valley IndustriaI Trucks, Inc.